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                                                               EXHIBIT (a)(1)(E)
                            PAYLESS SHOESOURCE, INC.

               OFFER TO PURCHASE FOR CASH 7,547,170 SHARES OF ITS
                    COMMON STOCK, PAR VALUE $0.01 PER SHARE
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                  AT A PURCHASE PRICE NOT IN EXCESS OF $53.00
                         NOR LESS THAN $48.00 PER SHARE

                                                                  March 13, 2000

To Our Clients:

     Enclosed for your consideration are the offer to purchase, dated March 13, 2000, and the related letter of transmittal, which, as amended and supplemented from time to time, together constitute the tender offer, in connection with the tender offer by Payless ShoeSource, Inc., a Delaware corporation, to purchase up to 7,547,170 shares of its common stock, par value $0.01 per share, including the associated preferred stock purchase rights issued under the Stockholder Protection Rights Agreement, dated as of April 20, 1998, as amended, between Payless and UMB Bank, N.A., as Rights Agent, at prices, net to the seller in cash, without interest, not greater than $53.00 nor less than $48.00 per share, specified by tendering stockholders, upon the terms and subject to the conditions set forth in the tender offer. Unless the context requires otherwise, all references herein to shares shall include the associated preferred stock purchase rights.

     Payless will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not in excess of $53.00 nor less than $48.00 per share, that it will pay for shares properly tendered and not withdrawn under the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. Payless will select the lowest purchase price that will allow it to purchase 7,547,170 shares, or such lesser number of shares as are properly tendered, at prices not in excess of $53.00 nor less than $48.00 per share, under the tender offer. All shares properly tendered prior to the "expiration date" (as defined in Section 1 of the offer to purchase) at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the odd lot and proration provisions. Payless will return as promptly as practicable after the expiration date, all shares, including shares tendered at prices greater than the purchase price and shares not purchased because of proration. Payless reserves the right, in its sole discretion, to purchase more than 7,547,170 shares under the tender offer in accordance with applicable law.

     If, prior to the expiration date, more than 7,547,170 shares, or such greater number of shares as Payless may elect to purchase, are properly tendered and not withdrawn, Payless will, upon the terms and subject to the conditions of the tender offer, accept shares for purchase first from "odd lot holders" (as defined in Section 1 of the offer to purchase) who properly tender their shares at or below the purchase price and then on a pro rata basis from all other stockholders whose shares are properly tendered at or below the purchase price and not properly withdrawn.

     We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the tender offer.
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     We call your attention to the following:

          1. You may tender shares at prices not in excess of $53.00 nor less than $48.00 per share as indicated in the attached instruction form, net to you in cash, without interest.

          2. You should consult with your broker on the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3. The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 6 of the offer to purchase.

          4. The tender offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, April 10, 2000, unless Payless extends the tender offer.

          5. The tender offer is for 7,547,170 shares, constituting approximately 25% of the shares outstanding as of March 7, 2000.

          6. Tendering stockholders who are registered stockholders or who tender their shares directly to EquiServe will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the offer to purchase and the letter of transmittal, stock transfer taxes on Payless' purchase of shares under the tender offer.

          7. If you own beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares at or below the purchase price before the expiration date and check the box captioned "Odd Lots" in the attached instruction form, Payless, upon the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

          8. If you wish to tender portions of your shares at different prices, you must complete a separate instruction form for each price at which you wish to tender each such portion of your shares. We must submit separate letters of transmittal on your behalf for each price you will accept.

          9. The Board of Directors of Payless has approved the tender offer. However, neither Payless nor its board of directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares or as to the price or prices at which stockholders may choose to tender their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the price or prices at which such shares should be tendered. Payless' directors and executive officers have advised Payless that they do not intend to tender any shares in the tender offer.

     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached instruction form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE TENDER OFFER. THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, APRIL 10, 2000, UNLESS PAYLESS EXTENDS THE TENDER OFFER.

     As described in the offer to purchase, if more than 7,547,170 shares, or such greater number of shares as Payless may elect to purchase in accordance with applicable law, are properly tendered at

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or below the purchase price and not properly withdrawn before the expiration date, Payless will accept shares for purchase at the purchase price in the following order of priority:

          (a) all shares properly tendered at or below the purchase price and not properly withdrawn before the expiration date by any odd lot holder who:

             (1) tenders all shares owned beneficially or of record by such odd lot holder at or below the purchase price (partial tenders will not qualify for this preference); and

             (2) completes the section captioned "Odd Lots" on the letter of transmittal and, if applicable, on the notice of guaranteed delivery; and

          (b) after purchase of all of the foregoing shares, all other shares properly tendered at or below the purchase price and not properly withdrawn before the expiration date on a pro rata basis, if necessary, with adjustments to avoid purchases of fractional shares, as provided in the offer to purchase.

     The tender offer is being made solely under the offer to purchase and the related letter of transmittal and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

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

                        INSTRUCTION FORM WITH RESPECT TO

                               PAYLESS SHOESOURCE

               OFFER TO PURCHASE FOR CASH 7,547,170 SHARES OF ITS
                    COMMON STOCK, PAR VALUE $0.01 PER SHARE
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                  AT A PURCHASE PRICE NOT IN EXCESS OF $53.00
                         NOR LESS THAN $48.00 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase, dated March 13, 2000, and the related letter of transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer in connection with the tender offer by Payless ShoeSource, Inc., a Delaware corporation, to purchase 7,547,170 shares of its common stock, par value $0.01 per share, including the associated preferred stock purchase rights issued under the Stockholder Protection Rights Agreement, dated as of April 20, 1998, as amended, between Payless and UMB Bank, N.A., as Rights Agent, at prices, net to the seller in cash, without interest, not greater than $53.00 nor less than $48.00 per share, specified by the undersigned, upon the terms and subject to the conditions of the tender offer. Unless the context requires otherwise, all references herein to shares shall include the associated preferred stock purchase rights.

     The undersigned understands that Payless will, upon the terms and subject to the conditions of the tender offer, determine a single per share price not in excess of $53.00 nor less than $48.00 per share that it will pay for the shares properly tendered and not withdrawn under the tender offer taking into account the number of shares so tendered and the prices specified by tendering stockholders. Payless will select the lowest purchase price that will allow it to purchase 7,547,170 shares, or such lesser number of shares as are properly tendered, at prices not in excess of $53.00 nor less than $48.00 per share under the tender offer. All shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the odd lot and proration provisions described in the offer to purchase. Payless will return as promptly as practicable all other shares, including shares tendered at prices in excess of the purchase price and shares not purchased because of proration.

     The undersigned hereby instruct(s) you to tender to Payless the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, under the terms and subject to the conditions of the tender offer.

     Aggregate number of shares to be tendered by you for the account of the undersigned:

                                        ----------------
                                                           shares*
                                        ----------------

---------------
* UNLESS OTHERWISE INDICATED, ALL OF THE SHARES, INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS, HELD FOR THE ACCOUNT WILL BE TENDERED.

                                    ODD LOTS

     [ ] By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 shares and is instructing the holder to tender all such shares.

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

     In addition, the undersigned is tendering shares either (check one box):

     [ ] at the purchase price, as the same shall be determined by Payless in accordance with the terms of the tender offer (persons checking this box need not indicate the price per share below), or

     [ ] at the price per share indicated below under "Price (in Dollars) Per
         Share at Which Shares are Being Tendered."

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

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
                (See Instruction 5 to the letter of transmittal)

     By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined under the Tender Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Payless for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the offer to purchase, at more than one price.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

[ ] $48.000  [ ] $49.250   [ ] $50.500   [ ] $51.750
[ ] $48.125  [ ] $49.375   [ ] $50.625   [ ] $51.875
[ ] $48.250  [ ] $49.500   [ ] $50.750   [ ] $52.000
[ ] $48.375  [ ] $49.625   [ ] $50.875   [ ] $52.125
[ ] $48.500  [ ] $49.750   [ ] $51.000   [ ] $52.250
[ ] $48.625  [ ] $49.875   [ ] $51.125   [ ] $52.375
[ ] $48.750  [ ] $50.000   [ ] $51.250   [ ] $52.500
[ ] $48.875  [ ] $50.125   [ ] $51.375   [ ] $52.625
[ ] $49.000  [ ] $50.250   [ ] $51.500   [ ] $52.750
[ ] $49.125  [ ] $50.375   [ ] $51.625   [ ] $52.875
                                         [ ] $53.000

CHECK ONLY ONE BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

           SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER
                (See Instruction 5 to the letter of transmittal)

     [ ] The undersigned wants to maximize the chance of having Payless purchase all of the shares the undersigned is tendering (subject to the possibility of proration, if applicable). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Payless, in accordance with the terms of the tender offer. This action could result in receiving a price per share as low as $48.00

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     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE
TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                 SIGNATURE BOX

Signature(s)

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Dated --------------------------------------------------------------------, 2000

Name(s) and address(es)

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                                 (PLEASE PRINT)

Area code and telephone number -------------------------------------------------

Taxpayer Identification or Social Security Number ------------------------------

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